UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2019 (May 30, 2019)

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Peach Street P.O. Box 7000 El Dorado, Arkansas	71730-7000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2019, Murphy Oil Corporation (the “Company”) entered into an amendment to its revolving credit facility (the “Revolving Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Revolving Credit Facility Amendment”). The Revolving Credit Facility Amendment permits the incurrence of the New Term Credit Facility (defined below) and permits the previously announced Malaysia divestiture.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2019, the Company completed its acquisition (the “Acquisition”) of deep water Gulf of Mexico assets comprising 26 blocks in the Mississippi Canyon and Green Canyon areas from LLOG Exploration Offshore, L.L.C. and LLOG Bluewater Holdings, L.L.C. (collectively, “LLOG”) pursuant to the definitive agreement dated April 19, 2019 (the “Original Agreement”), as amended on May 31, 2019 (the “Amendment” and, together with the Original Agreement, the “Agreement”), between the Company’s wholly owned subsidiary, Murphy Exploration & Production Company - USA (“Murphy”) and LLOG. After taking into account customary closing adjustments, Murphy paid cash consideration of $1.227 billion. Additional contingent consideration payments may become payable and are based on the following: up to $200 million in the event that revenue from certain properties exceeds certain contractual thresholds between 2019 and 2022; and $50 million following first oil from certain development projects.

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Agreement and Amendment, which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2019, the Company entered into a $500 million term loan credit facility (the “New Term Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto. The New Term Credit Facility is a senior unsecured guaranteed facility and will expire on December 2, 2019. The covenants within the New Term Credit Facility are substantially consistent with those in the Company’s Revolving Credit Facility, and borrowings under the New Term Credit Facility bear interest at comparable rates to those incurred under the Revolving Credit Facility. The proceeds of the New Term Credit Facility were used to partially fund the Acquisition. The New Term Credit Facility is prepayable at any time by the Company and must be repaid no later than 30 days after closing of the Company’s previously announced Malaysia divestiture.

Item 9.01.	Financial Statements and Exhibits.

(a)               Financial Statements of the Business Acquired

Any financial statements required by this Item will be included in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the filing date of this Current Report on Form 8-K.

(b)              Pro Forma Financial Information

Any pro forma financial information required by this Item will be included in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the filing date of this Current Report on Form 8-K.

(d)       Exhibits

2.1	Purchase and Sale Agreement dated as of April 19, 2019 among Murphy Exploration & Production Company - USA, LLOG Exploration Offshore, L.L.C. and LLOG Bluewater Holdings, L.L.C.*

2.2	First Amendment to Purchase and Sale Agreement dated as of May 31, 2019 among Murphy Exploration & Production Company - USA, LLOG Exploration Offshore, L.L.C. and LLOG Bluewater Holdings, L.L.C.*

* Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(2)(ii) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. Schedules have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	MURPHY OIL CORPORATION
	By:	/s/ Christopher D. Hulse
Name: Christopher D. Hulse
Title: Vice President and Controller